SHARE EXCHANGE AGREEMENT换股协议

This Share Exchange Agreement (the "Agreement") is made and entered into as of the 28 day of December, 2009, between Niusule Biotech Corp., a Nevada corporation ("Buyer") and Mr. Peizhu Fan, a citizen of People's Republic of China whose ID number is 120000196301012013 ("Seller").
本换股协议（“协议”）是由纽素乐生物股份有限公司，一家在内华达州注册的公司（“买方”），与中华人民共和国公民范培柱先生，身份证号 120111196301012013（“卖方”），于 2009 年 12 月 28 日 签署。

RECITALS陈述

The Buyer desires to acquire 45% （forty-five percent） of the equity ownership of Tianjin Behigh Pharmaceutical Co. Ltd held by the Seller, and the Seller wishes to have 45% （forty-five percent） of the equity ownership of Tianjin Behigh Pharmaceutical Co. Ltd acquired by the Buyer, on the terms and conditions set forth in this Agreement by way of an exchange of shares (the "Exchange").
按照本协议所载的规定和条件来交换股份（“交换”），买方获得卖方所拥有的中国天津必佳药业集团有限公司 45%（百分之四十五）的股权，卖方同意买方获得中国天津必佳药业集团有限公司 45%(百分之四十五) 的股权。

The board of directors of the Buyer and the Seller have determined that it is in the best interest of the parties for the Buyer to acquire 45% （forty-five percent） of the equity ownership of Tianjin Behigh Pharmaceutical Co. Ltd from the Seller pursuant to a share exchange transaction.
买方的董事会和卖方已经确定，通过换股，买方收购卖方所拥有的中国天津必佳药业集团有限公司 45%（百分之四十五）的股权，是符合双方的最佳利益。

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:
因此，在考虑所载的条款，条件，协定和公约（每一方都确认充分收到），在依赖本协议的陈述和保证情况下，双方同意如下：

I. RECITALS; TRUE AND CORRECT; PURPOSE OF TRANSACTION 陈述；真实并准确；交易目的

The above stated recitals are true and correct and are incorporated into this Agreement.
上述陈述是真实并准确的，并且是本协议的组成部分。

II. PURCHASE AND SALE买与卖

2.1 Share Exchange. Subject to all the terms and conditions of this Agreement, at the Closing, the Seller agrees to receive from the Buyer, and Buyer agree to issue to the Seller (a "Shareholder") 8,000,000 Shares of Common Stock of the Buyer ("Buyer Shares") (the "Share Consideration") in exchange for the transfer to Buyer of 45% of the equity of Tianjin Behigh Pharmaceutical Co. Ltd ("Seller's Shares"). Thus, Seller will own approximately 13.5% of the issued and outstanding stock of Buyer, which buyer currently values at 4.8 million. Seller agrees to transfer his ownership of 45% of the equity of Tianjin Behigh Pharmaceutical Co. Ltd to Niusule Bioengineering (Hangzhou) Co.,Ltd according to Buyer's designation.
换股。根据本协议规定的条款和条件，交割时，卖方同意接受，买方也同意向卖方（一个"股东"）发行 8,000,000 普通股（"买方股份"）（"代价股份"），以换取转让在交割日期占中国天津必佳药业集团有限公司 45%的股权。因此，卖方将拥有买方 13.5%的已发行的普通股，现买方估值为 480 万美金。卖方同意将其拥有的中国天津必佳药业集团有限公司 45%（百分之四十五）的股权转入买方指定的的纽素乐生物工程（杭州）有限公司名下。

2.2 Closing. The parties shall hold the Closing as soon as practical after the execution of this Agreement, or such other time as the parties shall agree (the "Closing" or "Closing Date"), at 11:00 A.M., local time, at the offices of Buyer, or at such other time and place as the parties may agree upon.
交割。双方应在本协议执行后尽快进行交割，或在双方同意的其他时间（"交割"或"交割日期"），在当地时间上午 11:00，于买方办公地点，或在双方约定的其他时间及地点交割。

2.3 Schedules. If a Schedule referred to in Article IV or V is not attached to this Agreement, the Seller or Buyer, respectively, is representing that there is no information required to be disclosed on such Schedule.
附表。如果本协议未附有第四条或第五条中提到的附表，则表示卖方或买方都没有任何资料需于附表披露。

III. CONDUCT OF BUSINESS PENDING CLOSING 交割前业务操守

Seller and Buyer covenant that between the date hereof and the date of the Closing:
从本协议日期至交割日期，买方和卖方承诺：

3.1 Access to Seller. Seller shall (a) give to Buyer and to Buyer's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Tianjin Behigh Pharmaceutical Co. Ltd and shall furnish Buyer during such period with all information concerning Seller that Buyer may reasonably request; and (b) afford to Buyer and to Buyer's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Tianjin Behigh Pharmaceutical Co. Ltd, in order to conduct inspections at Buyer's expense to determine that Tianjin Behigh Pharmaceutical Co. Ltd is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Tianjin Behigh Pharmaceutical Co. Ltd are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Buyer shall make arrangements with Seller reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Seller. Any such investigation or inspection by Buyer shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Seller contained herein.

卖方准入。卖方应（一）在交割日期前的整个期间的正常工作时间内，允许买方和买方的律师，会计师和其他代表合理的查看中国天津必佳药业集团有限公司所有的书籍，合同，承诺及其他纪录，并须在这期间提供所有买方合理要求的资料；（二）在正常工作时间内，允许买方和买方的代表，代理人，雇员和独立承包人对中国天津必佳药业集团有限公司的资产进行合理的检查，由买方支付费用，以确定中国天津必佳药业集团有限公司是在遵守所有适用的联邦，州，当地和外国的章程，规则和条例，以及所有关于建筑物，防火和规划的法律或条例，而且中国天津必佳药业集团有限公司的资产实质上与本协议陈述和保证的相符；但是，在实施（一）和（二）时，买方应提前与卖方联系，做出合理安排，并应最大限度地避免中断和干扰中国天津必佳药业集团有限公司正常的业务和经营。任何此类买方的调查或检查，不得视为对本协议包括的卖方陈述，保证或契约的自动放弃或限制。

3.2 Conduct of Business. During the period from the date hereof to the Closing Date, Seller shall and shall use reasonable efforts, to the extent such efforts are within Seller's control, to cause the business of Tianjin Behigh Pharmaceutical Co. Ltd to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.
业务操守。从本协议日期至交割日期，卖方应在可控制范围内做出合理的努力，使中国天津必佳药业集团有限公司业务的运作正常，并符合本协议的条款。

3.3 Exclusivity to Buyer. Until either the exchange agreement is terminated or the exchange closed, Seller agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a exchange transaction or another type of transaction, the business of Tianjin Behigh Pharmaceutical Co. Ltd or the shares of capital stock of Tianjin Behigh Pharmaceutical Co. Ltd. Any person inquiring as to the availability of the business or shares of capital stock of Tianjin Behigh Pharmaceutical Co. Ltd or making an offer therefor shall be told that Tianjin Behigh Pharmaceutical Co. Ltd is bound by the provisions of this Agreement. Tianjin Behigh Pharmaceutical Co. Ltd as well as its officers, directors, representatives or agents further agree to advise Buyer promptly of any such inquiry or offer.
买方专有权。直到换股协议终止或换股结束，卖家同意不进行其它任何有关购买或通过交换或其它交易形式取得中国天津必佳药业集团有限公司业务或股本的咨询，建议或要约。任何人关于获得业务或股本的询问，卖方应告知已受本协定的规定。中国天津必佳药业集团有限公司以及其管理人员，董事，代表或代理人还同意及时向买方通知任何此类询问或要约。

3.4 Access to Buyer. Buyer shall (a) give to Seller and to Seller's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Buyer and shall furnish Seller during such period with all information concerning Buyer that Seller may reasonably request; and (b) afford to Seller and to Seller's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Buyer in order to conduct inspections at Seller's expense to determine that Buyer is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Buyer are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Seller shall make arrangements with Buyer reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Buyer. Any such investigation or inspection by Seller shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Buyer contained herein.
买方准入。买方应（一）在交割日期前的整个期间的正常工作时间内，允许卖方和卖方的律师，会计师和其他代表合理的查看买方所有的书籍，合同，承诺及其他纪录，并须在这期间提供所有卖方合理要求的资料；（二）在正常工作时间内，允许卖方和卖方的代表，代理人，雇员和独立承包人对买方的资产进行合理的检查，由卖方支付费用，以确定买方是在遵

守所有适用的联邦，州，当地和外国的章程，规则和条例，以及所有关于建筑物，防火和规划的法律或条例，而且买方的资产实质上与本协议陈述和保证的相符；但是，在实施（一）和（二）时，卖方应提前与买方联系，做出合理安排，并应最大限度地避免中断和干扰买方正常的业务和经营。任何此类卖方的调查或检查，不得视为对本协议包括的买方陈述，保证或契约的自动放弃或限制。

3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of Buyer shall be operated by Buyer in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.
业务操守。从本协议日期至交割日期，买方应在可控制范围内做出合理的努力，使其业务的运作正常，并符合本协议的条款。

3.6 Approval. As promptly as reasonably practicable following the date of this Agreement, Seller shall take all action reasonably necessary in accordance with the laws of China and its Organizational Documents to secure the required approval and adoption of this Agreement, including all requisite shareholder approval.
批准。在本协议签署后最快的合理日期内，卖方应根据中国的法律和组织文件，采取一切必要合理的行动，以确保本协议通过必需的批准和采用，包括所有需要的股东认可。

3.7 Mutual Cooperation. The initial press release relating to this Agreement shall be a joint press release. Thereafter, each of the Seller and the Buyer agree to provide 24 hour pre-notification to the other party of any news releases or regulatory filings which the party proposes to issue or file and shall agree to consider any reasonable recommendation or suggestion of the other party with respect thereto. Buyer shall be permitted to make announcements of Tianjin Behigh Pharmaceutical Co. Ltd's newsworthy activities provided the consent of the Seller is obtained, which consent shall not be reasonably withheld. Each party shall also provide the other party with notice a reasonable time in advance of, and shall permit a representative of the other party to review or participate in, any communications, meetings, or correspondence relating to investor relations matters, including matters relating to public offering activities which are expected to take place following Closing.
相互合作。有关本协议的最初新闻发布应是一个联合新闻公报。此后，卖方和买方同意在发布任何新闻或计划按照规章申报备案前，提前 24 小时通知对方，并同意在尊重对方的情况下，考虑对方任何合理的建议。在取得卖方同意的情况下，允许买方宣布中国天津必佳药业集团有限公司的活动新闻，卖方不得扣留。每一方应在合理的时间内提前通知另一方，并应允许另一方的代表来审查或参与任何有关投资者关系的事项，如沟通，会议，或信件等，包括在交割后预计会发生的有关公开发行活动。

IV. REPRESENTATIONS AND WARRANTIES OF SELLER卖方的陈述和保证

Seller represents and warrants to Buyer as follows, with the knowledge and understanding that Buyer is relying materially upon such representations and warranties:
卖方认识并了解买方主要依靠于卖方的陈述并保证，在此卖方向买方陈述并保证如下：

4.1 Organization and Standing. Tianjin Behigh Pharmaceutical Co.,Ltd is a Company duly organized, validly existing and in good standing under the laws of China. Tianjin Behigh Pharmaceutical Co.,Ltd has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Tianjin Behigh Pharmaceutical Co.,Ltd, and all states in which

Tianjin Behigh Pharmaceutical Co.,Ltd is qualified to do business as of the date hereof, are listed in the information in Schedule 4.1. The copies of the Organizational Documents of Tianjin Behigh Pharmaceutical Co.,Ltd, as amended to date, delivered to Buyer, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information Schedule 4.1, Tianjin Behigh Pharmaceutical Co.,Ltd does not own any interest in any other corporation, business trust or similar entity. The minute book of Tianjin Behigh Pharmaceutical Co.,Ltd contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.
组织和地位。中国天津必佳药业集团有限公司是一家根据中国法律正式组织的，有效存在并有良好信誉的公司。中国天津必佳药业集团有限公司具备所有必要的公司权力来操作其正在进行的业务，并且根据适用法律，在每个司法管辖区有足够资格作为外国公司来营运，并享有良好的信誉，除非未获得该资格（单独或合计）不会对中国天津必佳药业集团有限公司的资产，业务或财务状况有任何重大不利影响，所有中国天津必佳药业集团有限公司至今有资格做业务的地区，都列在附表 4.1 中。中国天津必佳药业集团有限公司交给买方的，至今为止修正后的组织性文件的副本，是真实和完整的，这些文件已经生效。除附表 4.1 中另有说明，中国天津必佳药业集团有限公司未拥有任何其他公司，信托或类似的商业实体的任何权益。中国天津必佳药业集团有限公司的会议记录包含自成立以来所有董事会和股东会的准确记录。

4.2 Capitalization. Tianjin Behigh Pharmaceutical Co.,Ltd is a Limited Company in China and thus does not have outstanding stock but only equity interests.
资本总额。中国天津必佳药业集团有限公司是一家中国的有限公司，没有已发行股份，只有股权。

4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Seller in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Seller, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.
授权。本协议和所有其他在此计划的协议，在卖方根据条文执行和交付时（并假设其他方也妥为签立），都对卖方构成有效的和有约束力的义务，可根据一般股本和破产的原则或其他有关或影响债权人的权利的法律，执行各自的条款。

4.4 Properties. Except as set forth on the information in Schedule 4.4 concerning Tianjin Behigh Pharmaceutical Co.,Ltd, Tianjin Behigh Pharmaceutical Co.,Ltd has good title to all of the Assets which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Tianjin Behigh Pharmaceutical Co.,Ltd has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Tianjin Behigh Pharmaceutical Co.,Ltd, as the case may be, and, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, the other parties thereto in accordance with its terms. Neither Tianjin Behigh Pharmaceutical Co.,Ltd nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of Tianjin Behigh Pharmaceutical Co.,Ltd is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, any such condemnation, expropriation or taking been proposed. None of the assets of Tianjin Behigh Pharmaceutical Co.,Ltd is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.
财产。除附表 4.4 披露的有关中国天津必佳药业集团有限公司的信息以外，中国天津必佳药业集团有限公司对列入财务报表的资产负债表上声称属于中国天津必佳药业集团有限公司的全部资产（定义见下文）或以后获得的资产拥有有效的所有权。中国天津必佳药业集团有限

公司对于所有重要的财产拥有一个有效的租赁权益，它是承租人且这种租赁是有效的，可执行的，对中国天津必佳药业集团有限公司具有约束力的，并且据中国天津必佳药业集团有限公司所知，其他各方也是符合条款的。无论是中国天津必佳药业集团有限公司还是其他各方在执行以下的重大规定时，都没有发生重大错误。中国天津必佳药业集团有限公司的财产，无论是整体或任何部分，都没有受任何政府的法令约束或规定要出售或正在判决，征用或以其他方式被任何公共部门使用或不支付补偿，同时据中国天津必佳药业集团有限公司所知，没有任何这种判决，征用或使用已被提出。中国天津必佳药业集团有限公司的任何财产是不受任何限制，不会影响继续使用或对价值有重大不利影响。

4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Tianjin Behigh Pharmaceutical Co.,Ltd (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Tianjin Behigh Pharmaceutical Co.,Ltd and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17) are listed and described in the information in Schedule 4.5 concerning Tianjin Behigh Pharmaceutical Co.,Ltd. Tianjin Behigh Pharmaceutical Co.,Ltd is the holder of, or party to, all of the Tianjin Behigh Pharmaceutical Co.,Ltd Contracts. To the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, the Tianjin Behigh Pharmaceutical Co.,Ltd Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Tianjin Behigh Pharmaceutical Co.,Ltd nor any signatory thereto is in default or breach of any material provision of the Tianjin Behigh Pharmaceutical Co.,Ltd Contracts. Tianjin Behigh Pharmaceutical Co.,Ltd's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Tianjin Behigh Pharmaceutical Co.,Ltd Contracts.
所列合约；无违约。所有关于中国天津必佳药业集团有限公司现在或将来的合同，协议，许可证，租约，地役权，许可，通行权，承诺和理解，无论是书面或口头，都在附表 4.5 中关于中国天津必佳药业集团有限公司的部分列明（除雇佣协议或其他可随时终止的协议，以及其他在总体上对中国天津必佳药业集团有限公司的业务，财产或前景不重要的协议，除政府牌照，许可证，许可，审批事项和其他 4.17 部分提到的事项）。中国天津必佳药业集团有限公司是所有中国天津必佳药业集团有限公司订立的合同的持有人，或当事方。据中国天津必佳药业集团有限公司所知，如果其他各方遵守各自的条款，中国天津必佳药业集团有限公司合同根据签字是有效的，具有约束力的，可执行的。无论是中国天津必佳药业集团有限公司或签字方，都没有违约或违反中国天津必佳药业集团有限公司合同的规定。中国天津必佳药业集团有限公司的企业运营从今日一直到交割日期，都会继续符合中国天津必佳药业集团有限公司合同的条款和条件。

4.6 Litigation. Except as disclosed in the information in Schedule 4.6 concerning Tianjin Behigh Pharmaceutical Co.,Ltd, there is no claim, action, proceeding or investigation pending or, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, threatened against or affecting Tianjin Behigh Pharmaceutical Co.,Ltd before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Tianjin Behigh Pharmaceutical Co.,Ltd, could have any materially adverse effect on Tianjin Behigh Pharmaceutical Co.,Ltd. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Tianjin Behigh Pharmaceutical Co.,Ltd.
诉讼。除附表 4.6 披露的有关中国天津必佳药业集团有限公司的信息以外，据中国天津必佳药业集团有限公司所知，没有任何要求，行动，诉讼或调查威胁或影响中国天津必佳药业集团有限公司，根据中国天津必佳药业集团有限公司的合理判断，也没有任何法院，仲裁员或政府机构或权威部门，可能会对中国天津必佳药业集团有限公司产生任何重大不利影响。没

有任何法令，命令或任何法院的命令，政府部门，机构或未决仲裁针对中国天津必佳药业集团有限公司。

4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.
税。在本协议中，（一）“税”（和，与相关的含义，“税”）系指任何联邦，州，地方或国外的收入税，可选择或增加的最小税，商业，就业，特许经营，出租，工资，财产，出售，转让，使用，增值，扣留或其他税，征费，关税，费用，实施，评估或类似的费用，连同任何相关的附加税，利息，罚款或罚款；和（二）“回报”系指所有收益（包括但不限于，信息和其他重要信息收入），任何福利计划的报告和有关税收的表格。

Tianjin Behigh Pharmaceutical Co.,Ltd has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Tianjin Behigh Pharmaceutical Co.,Ltd has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.
除了已正式获得延期许可，中国天津必佳药业集团有限公司已按照法律或法规的要求，正式提交收益报告。据中国天津必佳药业集团有限公司所知，所有这些收益报告在重要方面是准确和完整的，并且是在主要方面都符合适用的法律和法规的情况下准备的。中国天津必佳药业集团有限公司已支付或将支付全部税款，或已充分预留通过交割日期需交纳的税款，而且预期没有超过已支付和报告以外的大金额的税收。

Tianjin Behigh Pharmaceutical Co.,Ltd is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Tianjin Behigh Pharmaceutical Co.,Ltd that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Tianjin Behigh Pharmaceutical Co.,Ltd. There is no valid basis, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, except as set forth in Schedule 4.7, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Tianjin Behigh Pharmaceutical Co.,Ltd by any governmental authority.
没有任何政府机构未决的诉讼或程序可能判定中国天津必佳药业集团有限公司交税，也没有任何要求向中国天津必佳药业集团有限公司核定或收取任何尚未支付的税款。中国天津必佳药业集团有限公司没有资产是有税收留置权的（除尚未到期支付的留置财产税）。据中国天津必佳药业集团有限公司所知，除附表 4.7 所列，没有事实基础表明，有任何政府权威部门将对中国天津必佳药业集团有限公司通过核定，缺少，通知，30 天的信或类似的意向来核定任何税款。

4.8 Compliance with Laws and Regulations. To its knowledge, Tianjin Behigh Pharmaceutical Co.,Ltd is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Tianjin Behigh Pharmaceutical Co.,Ltd is currently conducted or to which Tianjin Behigh Pharmaceutical Co.,Ltd is currently subject which has a material impact on Tianjin Behigh Pharmaceutical Co.,Ltd, including, without limitation, all applicable civil rights and equal

opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act and all similar Canadian laws, rules and regulations. Tianjin Behigh Pharmaceutical Co.,Ltd knows of no assertion by any party that Tianjin Behigh Pharmaceutical Co.,Ltd is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Tianjin Behigh Pharmaceutical Co.,Ltd. To the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Tianjin Behigh Pharmaceutical Co.,Ltd.
遵守法律和规章。中国天津必佳药业集团有限公司在所有重要方面，遵守所有在现行业务的司法管辖区适用的（联邦，州和地方）法律，法规，条例，命令和要求，或对中国天津必佳药业集团有限公司有重大影响的，包括但不限于所有适用的民事权利和平等就业机会的法律和法规，所有的州和联邦反垄断和公平贸易做法的法律和联邦职业健康和安全法以及所有类似的加拿大的法律，法规和规章制度。中国天津必佳药业集团有限公司知道没有任何一方认为中国天津必佳药业集团有限公司现在的营运违反了任何此类法律，法规，条例，命令，限制或要求，也没有收到任何这方面的通知。据中国天津必佳药业集团有限公司所知，目前还没有任何对现有的法律，规则，条例，命令，限制或要求进行修正或修改的未决程序，听证会或调查，上述如果获得通过，将会对中国天津必佳药业集团有限公司当前业务产生重大不利影响。

4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Tianjin Behigh Pharmaceutical Co.,Ltd (and, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Tianjin Behigh Pharmaceutical Co.,Ltd and the activities of which could result in any material adverse liability to Tianjin Behigh Pharmaceutical Co.,Ltd) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters whether US or Canadian; and (ii) have been conducted and operated in a manner such that, to Tianjin Behigh Pharmaceutical Co.,Ltd's knowledge, Tianjin Behigh Pharmaceutical Co.,Ltd has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations in China.
遵守法律。（一）中国天津必佳药业集团有限公司的业务，营运，财产和资产（以及据中国天津必佳药业集团有限公司所知，任何占据或占据过中国天津必佳药业集团有限公司土地或场所的分租客或持照人，或者其活动可能对中国天津必佳药业集团有限公司造成任何重大不利责任的人）（1）在所有重要方面符合并遵守，且不违反任何适用的联邦，州和地方法律，法规和规章制度，包括但不仅限于，1980 年经修正的综合环境反应赔偿和责任法（包括 1986 年的修正案和非常基金修订和重新授权法）（“CERCLA”），以及资源保护和恢复法（“RCRA”），以及任何其他美国或加拿大的有关税收，产品责任，受控物质，产品注册，环境保护，有害或有毒废弃物，就业或职业安全事项的法律，法规或规定；及（2）据中国天津必佳药业集团有限公司所知，其采用的经营方式，中国天津必佳药业集团有限公司可预见在 CERCLA 法，RCRA 法或根据中国任何其他法律，规则，规定或共同或民事法律原则或类似的法律，法规和规章下都没有潜在责任。

(b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Tianjin Behigh Pharmaceutical Co.,Ltd, nor any predecessor operator thereof conducted

its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.
据了解，中国天津必佳药业集团有限公司现在或以前拥有的或经营的任何不动产之前的所有权，或前任经营者的经营业务都没有违反 CERCLA 和 RCRA 或任何其他适用的有关保护环境或有害有毒废弃物问题的联邦，州和地方法律，法规和条例。

(c) Except as disclosed in the information in Schedule 4.9 concerning Tianjin Behigh Pharmaceutical Co.,Ltd, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Tianjin Behigh Pharmaceutical Co.,Ltd is pending or, to the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Tianjin Behigh Pharmaceutical Co.,Ltd does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.
除附表 4.9 披露的有关中国天津必佳药业集团有限公司的信息以外，中国天津必佳药业集团有限公司没有未决诉讼，行动，索赔程序，或任何法庭或联邦，州，县，市或当地政府部门，委员会，局，机构或部门，包括但不限于，任何国家或当地卫生部门（所有上述统称为“政府实体”）的调查，审查，或据中国天津必佳药业集团有限公司所知，没有包括但不仅限于有关诊断测试和产品，产品责任，保护环境，有害或有毒废物，受控物质，就业，职业安全或税务事项的威胁。中国天津必佳药业集团有限公司不知道与此类诉讼，索赔，调查有关的任何合理的依据或理由。在本节 4.9 中，“调查”包括但不限于关于任何规定的产品，包括但不限于，任何药物和诊断产品的所有未决的监管问题（无论是在联邦，州，地方或政府间管理当局）。

4.10 Information. Tianjin Behigh Pharmaceutical Co.,Ltd has furnished and will continue to furnish Buyer all information and financial statements as Buyer may reasonably request.
信息。中国天津必佳药业集团有限公司已经提供给买方，并将继续提供给买方所有买方合理要求的信息和财务报表。

4.11 Condition of Assets. The equipment, fixtures and other personal property of Tianjin Behigh Pharmaceutical Co.,Ltd, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Tianjin Behigh Pharmaceutical Co.,Ltd as is contemplated to be conducted.
资产状况。中国天津必佳药业集团有限公司的设备，装置和其他个人财产，作为一个整体，是为中国天津必佳药业集团有限公司的经营业务处于良好的工作和维修情况（普通磨损除外）。

4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Seller will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Tianjin Behigh Pharmaceutical Co.,Ltd; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Tianjin Behigh Pharmaceutical Co.,Ltd is a party or by which Tianjin Behigh Pharmaceutical Co.,Ltd or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of

time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Tianjin Behigh Pharmaceutical Co.,Ltd under, or create any rights of termination, cancellation or acceleration in any person under, any Tianjin Behigh Pharmaceutical Co.,Ltd Contract.
无违反。据了解，卖方在此制定和履行本协议及其他协议不会（1）冲突或违反公司章程或中国天津必佳药业集团有限公司章程；（2）违反任何中国天津必佳药业集团有限公司是其中一方的重大法律，条例，规则或法规，或任何中国天津必佳药业集团有限公司或其资产或业务可能会受到约束或影响的命令，令状，强制令或法令；或（3）对中国天津必佳药业集团有限公司合同导致违反或终止，或构成缺失，或构成一个事件，或随着时间的推移，将成为一个缺失，或造成阻碍，或成为任何人终止，取消或加速的理由。

4.13 Employees. None of the employees of Tianjin Behigh Pharmaceutical Co.,Ltd is represented by any labor union or collective bargaining unit and, to the knowledge of Seller, no discussions are taking place with respect to such representation.
雇员。据卖方所知，中国天津必佳药业集团有限公司没有一个雇员代表任何工会或集体谈判单位，没有针对这种代表的讨论。

4.14 Financial Statements. Tianjin Behigh Pharmaceutical Co.,Ltd has furnished or will prior to SEC filing deadlines furnish Buyer Tianjin Behigh Pharmaceutical Co.,Ltds' financial statements (the "Financial Statements") for the period from January 1，2008 through any necessary SEC filing date. The Financial Statements, when submitted to Buyer for inclusion in the SEC filings, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated there under. The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Tianjin Behigh Pharmaceutical Co.,Ltd as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Tianjin Behigh Pharmaceutical Co.,Ltd as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Tianjin Behigh Pharmaceutical Co.,Ltd as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Tianjin Behigh Pharmaceutical Co.,Ltd has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Tianjin Behigh Pharmaceutical Co.,Ltd is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Tianjin Behigh Pharmaceutical Co.,Ltd taken as a whole.
财务报表。中国天津必佳药业集团有限公司已经提供或将于美国证券交易委员会提交期限前，将从 2008 年 1 月 1 日到必需的时间内的财务报表提交给买方（以下简称“财务报表”）。财务报表在提交给买方时，必须按照美国证券交易委员会的 S-X 条例准备，特别是规则 1-02 和 3-05。各项财务报表，在各方面正确反映中国天津必佳药业集团有限公司的综合财务状况和经营业绩，必须根据公认的一贯适用会计原则（“会计准则”）来编制。在不限制上述的通则下（1）在财务报表日期，没有任何债务，责任或义务没有被充分反映或保留在财务报表中；和（2）在财务报表日期，没有任何中国天津必佳药业集团有限公司的资产的价值，在财务报表中被夸大。除在财务报表中已披露的，中国天津必佳药业集团有限公司没有已知的或有负债（包括税收负债），预定的或长期承诺，或在正常经营过程以外，因不利的承诺而导致的没有实现的或预期的损失。中国天津必佳药业集团有限公司没有参加任何，对于中国天津必佳药业集团有限公司这个整体来说很重要的，远期购买或出售任何外国货币的合同或协议。

4.15 Absence of Certain Changes or Events. Since the date of the last financial statement furnished to Buyer, there has not been:

不存在某些变化或事件。自上一次提供给买方的财务报表日期至今，没有发生以下情况：

(a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Tianjin Behigh Pharmaceutical Co.,Ltd;
中国天津必佳药业集团有限公司的财务状况，财产，资产，债务或业务有任何重大不利变化；

(b) Any material damage, destruction or loss of any material properties of Tianjin Behigh Pharmaceutical Co.,Ltd, whether or not covered by insurance;
不论是否投保，中国天津必佳药业集团有限公司的任何重要财产有任何重大损失，破坏或丢失；

(c) Any material change in the manner in which the business of Tianjin Behigh Pharmaceutical Co.,Ltd has been conducted;
中国天津必佳药业集团有限公司的经营方式有任何重大改变；

(d) Any material change in the treatment and protection of trade secrets or other confidential information of Tianjin Behigh Pharmaceutical Co.,Ltd;
中国天津必佳药业集团有限公司在商业机密或其他机密信息的处理和保护上有任何重大改变；

(e) Any material change in the business or contractual relationship of Tianjin Behigh Pharmaceutical Co.,Ltd with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Tianjin Behigh Pharmaceutical Co.,Ltd;
中国天津必佳药业集团有限公司与客户或供应商的业务或合同关系发生重大变化，而该客户或供应商可能对中国天津必佳药业集团有限公司的业务或前景产生重大不利影响；

(f) Any agreement by Tianjin Behigh Pharmaceutical Co.,Ltd, whether written or oral, to do any of the foregoing; and
中国天津必佳药业集团有限公司有关于上述情况的书面或口头协议；

(g) Any occurrence not included in paragraphs (a) through (f) of this Section 4.16 which has resulted, or which Tianjin Behigh Pharmaceutical Co.,Ltd has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Tianjin Behigh Pharmaceutical Co.,Ltd.
任何未包括在本节 4.16 第(a)至(f) 中的情况，已造成或中国天津必佳药业集团有限公司根据其合理的判断有理由相信，可能对中国天津必佳药业集团有限公司的业务或前景产生重大不利影响。

4.16 Governmental Licenses, Permits, Etc. To its knowledge, Tianjin Behigh Pharmaceutical Co.,Ltd has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in Schedule 4.16 concerning Tianjin Behigh Pharmaceutical Co.,Ltd includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.
政府执照，许可证等。据了解，中国天津必佳药业集团有限公司拥有经营目前业务所需的所有政府执照，许可证，授权和核准（“执照和许可证”）。附表 4.16 中关于中国天津必佳药业集团有限公司的信息，包括了中国天津必佳药业集团有限公司所有执照和许可证的清单。所有的执照和许可证是有效的，并且没有任何未决诉讼或威胁暂停或取消上述执照和许可证的。

4.17 Employee Agreements. 雇佣合同

(a) For purposes of this Agreement, the following definitions apply:
（一）本协议采用下列定义：

(1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder or similar laws, rules and regulations in China.

“雇员退休收入保障法”是指 1974 年经修正的雇员退休收入保障法，以及任何在中国由此颁布的条例或类似的法律，法规和规章制度。

(2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37) or similar laws, rules and regulations in China, to which Tianjin Behigh Pharmaceutical Co.,Ltd contributes or is required to contribute.
“综合雇主养老基金计划”是指根据中国雇员退休收入保障法第 3 条（37）或类似的法律，法规和条例所界定的一项计划，中国天津必佳药业集团有限公司需要参与或要求参与。

(3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan or similar laws, rules and regulations in China to which Tianjin Behigh Pharmaceutical Co.,Ltd contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Tianjin Behigh Pharmaceutical Co.,Ltd.
“雇员计划”是指根据中国雇员退休收入保障法第 3（3）条界定的，除综合雇主养老基金计划及其他中国类似的法律，法规和条例以外的任何养老金，退休金，利润分享，递延补偿，假期，奖金，奖励，医疗，视力，牙齿，残疾，人寿保险或任何其他雇员福利计划，中国天津必佳药业集团有限公司需要投入，赞助，维持或以其他对中国天津必佳药业集团有限公司雇员有利的方式参与。

(4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA or similar laws, rules and regulations in China.
“雇员养老金计划”是指中国任何提供退休收入的雇员计划或通过推迟退休来延长收入或超出雇员退休收入保障法第 3（2）所定义的或类似的法律，规则和规章。

(5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.
“员工福利计划”是指任何雇员计划以外的雇员养老金计划。

(6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Tianjin Behigh Pharmaceutical Co.,Ltd, former employees, officers, directors or shareholders of Tianjin Behigh Pharmaceutical Co.,Ltd any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.
“赔偿安排”是指任何雇员计划以外的计划或赔偿安排，无论是书面或不成文的，它向中国天津必佳药业集团有限公司的雇员，前雇员，高级职员，董事或股东提供在超过基本薪金或工资以外的任何赔偿或其他利益，无论是否推迟，包括但不限于任何奖金或激励计划，股权计划，递延补偿安排，人寿保险，股票购买计划，遣散费计划及任何其他雇员附带福利的计划。

(b) The information in Schedule 4.17 concerning Tianjin Behigh Pharmaceutical Co.,Ltd lists, all (1) employment agreements and collective bargaining agreements to which Tianjin Behigh Pharmaceutical Co.,Ltd is a party; (2) compensation arrangements of Tianjin Behigh Pharmaceutical Co.,Ltd with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Tianjin Behigh Pharmaceutical Co.,Ltd has or may have any monetary obligations to employees or consultants of Tianjin Behigh Pharmaceutical Co.,Ltd or their beneficiaries or legal representatives or under which any such persons may have any

rights. Tianjin Behigh Pharmaceutical Co.,Ltd has previously made available to Buyer true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Tianjin Behigh Pharmaceutical Co.,Ltd has previously delivered or made available to Buyer (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Tianjin Behigh Pharmaceutical Co.,Ltd to Buyer as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.
（二）附表 4.17 中关于中国天津必佳药业集团有限公司的信息包括，所有（1）中国天津必佳药业集团有限公司参与的劳动合同和集体谈判协议；（2）中国天津必佳药业集团有限公司的任何人员，董事或雇员的补偿安排；（3）员工福利计划；（4）雇员养老金计划；和（5）中国天津必佳药业集团有限公司可能对其雇员或顾问或其受益人或法律代表付有金钱义务或任何此类人可能有任何权利的咨询协议。中国天津必佳药业集团有限公司之前已提供给买方所有修正过的上述就业合同，集体谈判协议，雇员补偿计划和安排，包括任何不成文的合同，协议，赔偿安排或雇员计划的说明的副本。此外，对于任何交割日期后继续的雇员计划，中国天津必佳药业集团有限公司先前已提供给买方（1）任何有关的信托协议，集成信托协议，合同或年金保险合同；（2）所有已认证的通过这些计划和信托文件及修正的董事会决议副本；（3）目前的投资管理协议；（4）保管协议；（5）受托责任保险政策；（6）赔偿协议；（7）由国税局颁发的，关于根据 401（a）项规定制定的每个雇员计划合格的最近的确认信（应用，以及通信和与此有关的补充材料）；（8）任何政府或准政府机构对最后一个计划年度发出的所有“咨询意见信”，“私人信件的裁决”，“不采取行动的信”和任何类似的信件（应用，以及通信和与此有关的补充材料）的副本；（9）最后一个计划年度的年度报告（5500 系列表）和附表 A 和 B；（10）所有最后一个计划年度的精算报告；（11）所有最后一个计划年度的已认证的财务报表；和（12）目前所有的简要计划说明，重大修正概要和简要年度报告。所有中国天津必佳药业集团有限公司交付给买方的是忠实地再现原件的影印件，这些原件是真实的，并且按要求有效执行。

(c) Except as otherwise disclosed in the information in Schedule 4.17 concerning Tianjin Behigh Pharmaceutical Co.,Ltd:
（三）除了附表 4.17 披露的有关中国天津必佳药业集团有限公司的信息：

(1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

中国天津必佳药业集团有限公司没有参与已经生效或在本协议日期后生效的任何奖金，现金或递延补偿，遣散，医疗，保健或医疗，养老，分享利润，或储蓄，退休，股票期权，员工持股，生命或团体保险，死亡津贴，福利，奖励，休假，病假，自助餐厅，所谓的“黄金降落伞”支付，残疾或信任的协议或安排。

4.18 Brokers. Seller has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission, except as disclosed to the other party, connection with the transactions contemplated by this Agreement.
经纪人。除非已披露给另一方，卖方没有就本协议计划的交易，与任何人采取行动或签订任何协议，或采取可能导致任何人有权向任何代理人，经纪人或中间人收取费用或佣金的行动。

4.19 Business Locations. Tianjin Behigh Pharmaceutical Co.,Ltd does not nor does it own or lease any real or personal property in any location except as set forth on the information in the Schedule 4.19 concerning Tianjin Behigh Pharmaceutical Co.,Ltd. Tianjin Behigh Pharmaceutical Co.,Ltd does not have a place of business (including, without limitation, Tianjin Behigh Pharmaceutical Co.,Ltd's executive offices or place where Tianjin Behigh Pharmaceutical Co.,Ltd's books and records are kept) except as otherwise set forth on the information in Schedule 4.19 concerning Tianjin Behigh Pharmaceutical Co.,Ltd.
营业位置。除了附表 4. 19 披露的关于中国天津必佳药业集团有限公司的信息以外，中国天津必佳药业集团有限公司没有在任何地方也不拥有或租赁任何不动产或个人财产。除了附表 4. 19 关于中国天津必佳药业集团有限公司的信息另有说明，中国天津必佳药业集团有限公司没有营业地点（包括但不限于，中国天津必佳药业集团有限公司的行政办公室或中国天津必佳药业集团有限公司的账簿和记录保存地点）。

4.20 Intellectual Property. The information in Schedule 4.20 concerning Tianjin Behigh Pharmaceutical Co.,Ltd lists all of the Intellectual Property (as hereinafter defined) used by Tianjin Behigh Pharmaceutical Co.,Ltd which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Tianjin Behigh Pharmaceutical Co.,Ltd's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Tianjin Behigh Pharmaceutical Co.,Ltd. Other than as disclosed in the information in Schedule 4.20 concerning Tianjin Behigh Pharmaceutical Co.,Ltd, Tianjin Behigh Pharmaceutical Co.,Ltd does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Tianjin Behigh Pharmaceutical Co.,Ltd or otherwise. All of the patents, trademark registrations and copyrights listed in the information in Schedule 4.20 concerning Tianjin Behigh Pharmaceutical Co.,Ltd that are owned by Tianjin Behigh Pharmaceutical Co.,Ltd are valid and in full force and effect. To the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Tianjin Behigh Pharmaceutical Co.,Ltd, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Tianjin Behigh Pharmaceutical Co.,Ltd know of any valid basis for any such proceeding or claim. To the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Tianjin Behigh Pharmaceutical Co.,Ltd. To the knowledge of Tianjin Behigh Pharmaceutical Co.,Ltd, its use of software does not violate or otherwise infringe the rights of any third party.
知识产权。附表 4. 20 中关于中国天津必佳药业集团有限公司的信息包括了所有有关中国天津必佳药业集团有限公司使用的知识产权（定义见下文），材料的专利，商标名称，商标，服

务标志或上述使用申请。“知识产权”是指中国天津必佳药业集团有限公司对所有专利，商标名称，假定名称，商标，服务标志和专有名称，著作权（包括任何登记和待处理的任何此类申请登记）拥有的权利，所有权和利益，连同所有中国天津必佳药业集团有限公司的信誉和所有其他知识产权。除附表 4.20 中关于中国天津必佳药业集团有限公司的信息，中国天津必佳药业集团有限公司没有参与无论是否中国天津必佳药业集团有限公司的全部或部分的任何知识产权的任何许可或其他协议。附表 4.20 中关于中国天津必佳药业集团有限公司的信息中所列的所有中国天津必佳药业集团有限公司拥有的专利，商标注册和版权信息，都是有效的。据中国天津必佳药业集团有限公司所知，中国天津必佳药业集团有限公司没有侵犯，或以其他方式侵犯任何第三方的任何知识产权。中国天津必佳药业集团有限公司没有收到任何诉讼或索赔要求，也没有任何威胁或指控其违反，也知道没有任何此类诉讼或索赔存在的基础。据中国天津必佳药业集团有限公司所知，没有任何对中国天津必佳药业集团有限公司拥有的或使用的知识产权指控侵权或其他索赔。据中国天津必佳药业集团有限公司所知，其使用的软件并不违反或侵犯任何第三方的权利。

4.21 Warranties. The information in Schedule 4.21 concerning Tianjin Behigh Pharmaceutical Co.,Ltd sets forth a true and complete list of the forms of all express warranties and guaranties made by Tianjin Behigh Pharmaceutical Co.,Ltd to third parties with respect to any services rendered by Tianjin Behigh Pharmaceutical Co.,Ltd.
保证。附表 4.21 中关于中国天津必佳药业集团有限公司的信息，列出了所有中国天津必佳药业集团有限公司对第三方提供服务的所有形式的保证的真实和完整的清单。

4.22 Suppliers. Except as set forth in the information in Schedule 4.22 concerning Tianjin Behigh Pharmaceutical Co.,Ltd, Tianjin Behigh Pharmaceutical Co.,Ltd knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Tianjin Behigh Pharmaceutical Co.,Ltd will not continue to conduct business with Tianjin Behigh Pharmaceutical Co.,Ltd after the Closing Date in substantially the same manner as it has conducted business prior thereto.
供应商。除附表 4.22 载明的关于中国天津必佳药业集团有限公司的信息以外，中国天津必佳药业集团有限公司知道，也没有理由认为，无论是由于此次交易或任何其他原因（不包括随着时间的推移，合同到期后）任何中国天津必佳药业集团有限公司目前重要的供应商都不会在交割日后停止与中国天津必佳药业集团有限公司的业务。

4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Tianjin Behigh Pharmaceutical Co.,Ltd, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.
应收账款。反映在列入财务报表的资产负债表中的应收账款，或中国天津必佳药业集团有限公司之后获得的资料，包括了所有重大方面，日常及一般业务过程中的应收项目。

4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Seller with, any governmental authority, federal, state or local, is required in connection with Seller's execution, delivery and performance of this Agreement.
政府部门的审批。据了解，除非本协议已说明，卖方执行，交付及履行本协议不需要向任何政府当局，联邦，州或地方获取授权，执照，许可证，特许，核准，命令或同意，以及登记，申报或备案。

4.25 No Omissions or Untrue Statements. None of the information relating to Seller supplied or to be supplied in writing by it specifically for inclusion in SEC filings, at the respective times that the

filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
无遗漏或不实陈述。卖方提供给或将要提供给买方的，用来明确列入合并提交给证券交易委员会的书面信息，如果包含或将载有任何对重要事实的不真实陈述或遗漏，或必需说明而未说明的，在这种情况下，都不是故意误导。

4.26 Information concerning Seller Complete. Seller shall promptly provide to Buyer notice concerning any of the information concerning Tianjin Behigh Pharmaceutical Co.,Ltd furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Buyer concerning Tianjin Behigh Pharmaceutical Co.,Ltd, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Buyer concerning Tianjin Behigh Pharmaceutical Co.,Ltd, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by Tianjin Behigh Pharmaceutical Co.,Ltd following the date hereof shall not in any way affect Buyer's right not to consummate the transactions contemplated hereby as set forth herein.
有关卖方已完成的信息。有关在此载明的中国天津必佳药业集团有限公司的信息，如果有在本协议执行前存在则必须要披露的事项在交割日期前发生，则卖方应及时通知买方。中国天津必佳药业集团有限公司提供给买方的资料，作为交割日期前的补充，必须是对所需说明的事项做一个真正的，正确和完整的描述和列举。中国天津必佳药业集团有限公司提供给买方的资料，作为交割日期前的补充，将明确纳入以供参考。尽管有上述规定，中国天津必佳药业集团有限公司之后提供的任何此类补充资料，不得以任何方式影响买方完善交易的权利。

V. REPRESENTATIONS AND WARRANTIES OF BUYER买方的陈述和保证

Buyer represents and warrants to Seller as follows, with the knowledge and understanding that Seller is relying materially on such representations and warranties:
买方认识并了解卖方主要依靠于买方的陈述并保证，在此买方向卖方陈述并保证如下：

5.1 Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of Buyer, delivered to Seller, are true and complete copies of those documents as now in effect. Buyer does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of Buyer contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.
组织和地位。买方是一家根据内华达州法律正式组织的，有效存在并有良好信誉的有限责任公司，买方具备所有必要的公司权力来操作其正在进行的业务及拥有其资产，并且在任何州或司法管辖区，都不需申请来作为外国公司来交易业务。买方交给卖方公司章程及买方章程的副本，是这些有效文件的真实和完整的副本。买方未拥有任何其他公司，信托或类似的商业实体的任何股本，也未与任何个人或实体进行合伙，合资或类似的安排。买方的会议记录包含自成立以来所有的公司会议，董事会和股东会的准确记录。

5.2 Buyer's Authority. Buyer's Board of Directors has approved and adopted this Agreement and the Exchange.
买方的授权。买方的董事会已经批准并通过了这一协议和交易。

5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Buyer in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.
妥为签立。本协议和所有其他在此计划的协议，在买方根据条文执行和交付时（并假设其他方也妥为签立），都对买方构成有效的和有约束力的义务，可根据一般股本和破产的原则的或其他有关或影响债权人的权利的法律，执行各自的条款。

5.4 No Breaches. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the Buyer Shares and Exchangeable Shares) by Buyer will not (i) conflict with the Articles of Incorporation or the Bylaws of Buyer ; (ii) violate any order, writ, injunction, or decree applicable to Buyer of Sub; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Buyer under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Buyer is a party or by which Buyer or any of its assets may be bound.
无违反。据了解，买方在此制定和履行本协议（包括，但不限于，发行买方股票及可交换股票）不会（1）冲突或违反公司章程或买方章程；（2）违反任何适用于买方的命令，令状，强制令，或法令；或（3）对买方合同导致违反或终止，或构成缺失，或构成一个事件，或随着时间的推移，将成为一个缺失，或造成对买方资产的阻碍，或成为任何人终止，取消或加速任何买方参与的协议，安排或承诺的理由，或违反任何可能约束买方资产的法律，条例，规则或法规或任何命令，令状，强制令或法令。

5.5 Capitalization. There are 51,246,750 shares issued and outstanding of Buyer. Based on the closing price of Buyer's stock on December 31, 2009 which is $0.60 per share, the value of Buyer is approximately $30.75 million. Except for the foregoing and for the shares to be issued under the terms of this Agreement or otherwise referred to in this Agreement, there are no agreements, commitments, obligations, options, warrants or similar rights, oral or written, known to Buyer or its affiliates under which additional shares of Buyer are required to be issued after the Closing. All of the outstanding Buyer Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Share Consideration to be issued upon effectiveness of the Exchange, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.
资本总额。买方已发行 51,246,750 股普通股。按 2009 年 12 月 31 日的收盘价美金 0.60 每股，买方价值约为 3075 万美金。除上述和根据本协议要发行的股票或其他本协议所述，买方及其子公司知道没有任何协议，承诺，义务，期权，认股权证或类似权利，口头或书面的，要求买方在交割后发行额外的股票。所有这些股份是经过正式授权，有效发行，全额缴纳并且除缴投资额外免除任何费用或责任的，而且没有违反任何人的优先购股的权利。根据本协议的条款，在交换生效时要发行的股份对价，应经正式授权，有效地发行，全额支付和并且除缴投资额外免除任何费用或责任的。

5.6 Business. Buyer, since its formation, has engaged in no business other than as set forth in SEC filings.
业务。买方，自成立以来，除了本协议的附表载明的信息，买方没有从事其它任何业务。

5.7 Governmental Approval; Consents. To its knowledge, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Buyer with, any governmental authority, federal, state or local, is required in connection with Buyer's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Buyer to enable Buyer to enter into and carry out this Agreement.
政府批准；同意。据了解，买方执行，交付和履行本协议不需要任何政府当局，联邦，州或地方的授权，执照，许可证，特许，核准，命令或同意，登记，申报或备案。买方进入和执行这一协议，也不需要任何其他当事方同意。

VI. MISCELLANEOUS附则

6.1 Expenses. The parties will pay for all their own expenses and costs.
费用。双方将支付各自的费用。

6.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Seller or Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Seller or Buyer, as the case may be, hereunder. All representations, warranties and covenants made by Seller and by Buyer in this Agreement, or pursuant hereto, shall survive through the Closing Date.
陈述，保证和契约的存在。所有载于本协议中，或载于提供的证明中，或载于在此计划的交易声明中，应被视为卖方和买方的陈述，保证和契约。所有卖方和买方在本协议中或上述提到的陈述，保证和契约，应有效至交割日期后。

6.3 Nondisclosure. Buyer will not at any time after the date of this Agreement, without Seller' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Tianjin Behigh Pharmaceutical Co.,Ltd.
保密。未经卖方同意，买方将不会在本协议日期后的任何时间，泄露，提供给任何人（除了作为尽职调查或企业调查的代表）有关中国天津必佳药业集团有限公司的机密或秘密的过程，发明，发现，改进，公式，计划，材料，装置或想法或技术诀窍的任何知识或信息（“机密信息”），无论是否授予专利（包括但不限于，客户或供应商）。

Seller will not at any time after the date of this Agreement, without Buyer's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Buyer. The undertakings set forth in the preceding two paragraphs of this Section 6.3 shall lapse if the Closing takes place as to Buyer and Seller, but shall not lapse as to the officers and directors of Buyer, individually.
没有买方的同意（除可能法律需要的情况外），卖方将不会在本协议日期后的任何时间，使用，泄露，或提供给任何人任何关于买方的保密信息（除了作为尽职调查或企业调查的代表）。6.3 部分中的以上两段所规定的承诺，如果交割完成，即告对买方和卖方失效，但对买方的管理人员和董事个体来说依然有效。

Any information, which (i) at or prior to the time of disclosure by either of Seller or Buyer was generally available to the public through no breach of this covenant, (ii) was available to the public

on a non-confidential basis prior to its disclosure by either of Seller or Buyer or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Seller or Buyer, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.
任何资料，其中（1）在卖方或买方任何一方披露时或之前，通常可以向公众提供而不违反本协议，（2）在卖方或买方任何一方披露前，可以在非机密性的基础上向公众提供，（3）是由第三方向公众提供的，而这第三方在获得或传播此类信息时没有违卖方或买方的任何法律义务，则不得被视为机密信息，并切在本协议中对机密信息的规定均不适用。

6.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.
继承和转让；第三方受益人。没有另一方的明确书面同意，本协议不得由任何一方转让（无论是自愿或非自愿）。任何企图违反本条的转让行为都是无效的。在发生本条所准许的转让行为时，本协议应对其继承人和受让人具有约束力。除了上述在本节明确提出的，本协议不得有第三方受益人。

6.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the federal postal service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.
通知。本协议的所有通知，请求，要求或其他通讯应是书面的，并应（1）通过传真发出，（2）通过联邦邮政服务，挂号信或认证的邮件发出，要求有回执，或（3）由国家承认的隔夜快递服务投递，费用预付，寄到双方书面指定的地址。

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.
任何此类通知，在按照上诉方式递交时，被视为在以下最早的时间已获得和收到（1）寄到上述地址或发送传真的当日，（2）交存美国邮政服务后的第五个工作日，或（3）交给快递后的二十四小时后。

6.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of Nevada without giving effect to the principles of conflicts of law thereof.
解释。本协议应该在符合内华达州的内部法律的情况下形成并生效，对法律冲突原则无效。

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.
副本。本协议可以有两个或两个以上的副本，其中每个都应被视为是真实的，但所有这一切应共同构成唯一的且同一个协议。

6.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.
无默认弃权；补救。双方在行使任何权利、权力或特权上的失败或延迟均不应被视为弃权，而且，任何单一或部分的行使任何权利、权力或特权的行为，均不应视为阻碍这些权利、权力或特权的进一步行使，以及任何其他权利、权力或特权的行使。在此授予的所有权利、权力和特权并不包括双方在法律或实体上享有的其他权利和补救措施。

6.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.
协议整体。本协议，包括所附的解释和附表，阐明了双方对本文主题的共同理解，并结合和融合的任何和所有以前有关本文主题的通信，理解，口头或书面的，除非由当事方书面签署，不能修改或改变。

6.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.
标题。本协议的章节标题，只是为了方便参考，并不构成部分的信息，绝不能修改，解释或分析各方的意图。

6.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.
分割。如果本协议的任何条款要视为无效或无法执行，它应被视为从此删除，此条款的其他部分以及本协议的其余条款应不受影响，并应继续完全有效。

6.12 Public Disclosure. From and after the date hereof through the Closing Date, Buyer shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed. It is understood by Seller that Buyer is required under the Exchange Act to make prompt disclosure of any material transaction.
公开披露。从签署日期一直到交割日期，在卖方未事先同意之前，买方不得关于在此计划的交易发布新闻稿或进行其他公开宣布，卖方不得无理地拒绝或拖延认同。卖方了解，买方是根据交易法案要求能对任何重大交易做出迅速披露。

6.13 Board Appointments. When the exchange is done, Buyer will assign one person to Tianjin Behigh Pharmaceutical Co.,Ltd 's directorate as one of Tianjin Behigh Pharmaceutical Co.,Ltd 's directors. Seller also has the right to assign one person to Buyer's Board of Directors as one of Buyer's director.
董事会委任。换股后，买方将委派一名人员担任中国天津必佳药业集团有限公司的董事。卖方也有权委派一名人员去担任买方的董事。

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.
本协议的各方已经阅读本协议，并已经有机会咨询自己选择的独立的律师，并了解本协议的每个条款。

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement the day and year first above written.
兹证明，协议各方于首页载明之日期签署本换股协议。

Niusule Biotech Corp., a Nevada corporation
纽素乐生物股份有限公司，一家在内华达州注册的公司

By: ______________________

______________________, Chairman of Board 董事长

Peizhu Fan
范培柱
By: 范培柱
peizhu Fan